Exhibit 99.4

Cottonwood Residential II, Inc.

Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share Data)

	March 31, 2021	December 31, 2020
Assets	(unaudited)
Real estate assets, net	$842,613	$823,569
Investments in unconsolidated real estate entities	40,532	44,723
Cash and cash equivalents	29,484	36,359
Restricted cash	20,195	20,643
Related party notes	9,927	9,177
Related party receivables	874	1,187
Other assets	34,587	36,163
Total assets	$978,212	$971,821
Liabilities, Equity, and Noncontrolling Interests
Liabilities
Mortgage notes, net	$628,023	$628,042
Construction loans, net	56,509	50,007
Preferred stock, net	143,952	143,532
Unsecured promissory notes, net	46,861	46,642
Accounts payable and accrued liabilities	34,879	34,582
Total liabilities	910,224	902,805
Commitments and contingencies (Note 10)
Equity and noncontrolling Interests
Stockholders’ equity
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized, 213,484 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	3,554	3,554
Cumulative distributions	(428)	(380)
Accumulated deficit	(2,107)	(1,897)
Total stockholders’ equity	1,021	1,279
Noncontrolling interests
Limited partners	(76,685)	(70,856)
Partially owned entities	143,652	138,593
Total noncontrolling interests	66,967	67,737
Total equity and noncontrolling interests	67,988	69,016
Total liabilities, equity and noncontrolling interests	$978,212	$971,821

See accompanying notes.

Cottonwood Residential II, Inc.

Condensed Consolidated Statements of Operations
(Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental and other property revenues	$21,605	$21,614
Property management and development	3,198	3,507
Advisory services	1,534	1,002
Total revenues	26,337	26,123
Operating expenses
Property operations	8,299	8,201
Property management	3,309	3,820
Depreciation and amortization	8,259	8,112
General and administrative	4,598	3,690
Total operating expenses	24,465	23,823
Income from operations	1,872	2,300
Equity in earnings of unconsolidated real estate entities	146	254
Interest income	2,157	585
Interest expense	(8,432)	(10,907)
Gain from distribution in excess of investment in unconsolidated real estate entity	2,689	—
Gain on sale of unconsolidated real estate assets	—	(1,059)
Other income (expenses), net	(1,836)	(160)
Loss before income taxes	(3,404)	(8,987)
Income tax benefit (loss)	(341)	—
Net loss	(3,745)	(8,987)
Net loss attributable to noncontrolling interests:
Limited partners	3,110	7,755
Partially owned entities	425	840
Net loss attributable to common stockholders	$(210)	$(392)

See accompanying notes.

Cottonwood Residential II, Inc.

Condensed Consolidated Statements of Equity
For the Three Months Ended March 31, 2021 and 2020
(Amounts in Thousands, Except Share Data)
(Unaudited)

	Cottonwood Residential II, Inc. Stockholders’ Equity						Noncontrolling Interests
	Common Stock		Additional Paid-In-Capital	Cumulative Distributions	Accumulated Deficit	Total Stockholders' Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Amount
Balance at December 31, 2020	213,484	$2	$3,554	$(380)	$(1,897)	$1,279	$(70,856)	$138,593	$69,016
Development contributions from noncontrolling interests	—	—	—	—	—	—	—	6,789	6,789
Repurchase of OP Units	—	—	—	—	—	—	(250)	—	(250)
Share based compensation	—	—	—	—	—	—	879	—	879
Net loss	—	—	—	—	(210)	(210)	(3,110)	(425)	(3,745)
Distributions	—	—	—	(48)	—	(48)	(3,348)	(1,305)	(4,701)
Balance at March 31, 2021	213,484	$2	$3,554	$(428)	$(2,107)	$1,021	$(76,685)	$143,652	$67,988

	Cottonwood Residential II, Inc. Stockholders’ Equity						Noncontrolling Interests
	Common Stock		Additional Paid-In-Capital	Cumulative Distributions	Accumulated Deficit	Total Stockholders' Equity	Limited Partners	Partially Owned Entities	Total Equity and Noncontrolling Interests
	Shares	Amount
Balance at December 31, 2019	297,650	$3	$5,355	$(166)	$(930)	$4,262	$(35,634)	$118,444	$87,072
Development contributions from noncontrolling interests	—	—	—	—	—	—	—	5,206	5,206
Repurchase of OP Units	—	—	—	—	—	—	(281)	—	(281)
Share based compensation	—	—	—	—	—	—	745	—	745
Other	—	—	(13)	—	—	(13)	193	—	180
Net loss	—	—	—	—	(392)	(392)	(7,755)	(840)	(8,987)
Distributions	—	—	—	(66)	—	(66)	(3,366)	(2,307)	(5,739)
Balance at March 31, 2020	297,650	$3	$5,342	$(232)	$(1,322)	$3,791	$(46,098)	$120,503	$78,196

See accompanying notes.

Cottonwood Residential II, Inc.

Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(3,745)	$(8,987)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	8,259	8,112
Amortization of deferred financing costs	852	1,668
Share based compensation	879	745
Equity in earnings of unconsolidated real estate entities	(146)	(254)
Distributions from unconsolidated real estate entities - return on capital	4,337	773
Changes in operating assets and liabilities:
Other assets	247	1,330
Accounts payable, accrued and other liabilities	294	(2,166)
Net cash provided by operating activities	10,977	1,221
Cash flows from investing activities
Capital expenditures and development activities	(25,846)	(5,010)
Contributions to developments from noncontrolling interests	6,789	5,206
Investment in unconsolidated real estate entities	—	(28)
Related party receivables	286	(792)
Related party notes	(750)	(705)
Issuance of deficiency notes	—	(5,747)
Sponsored offering costs	(36)	(1,493)
Other investing activities	(67)	1
Net cash used in investing activities	(19,624)	(8,568)

Cottonwood Residential II, Inc.

Condensed Consolidated Statements of Cash Flows (continued)
(Amounts in Thousands)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Cash flows from financing activities
Principal payments on mortgage notes	(231)	(238)
Proceeds from mortgage notes and construction loans, net of issuance costs	6,504	64,735
Repayment of mortgage notes	—	(39,996)
Loss on debt extinguishment	—	412
Redemption of preferred stock	—	(433)
Issuance of unsecured promissory notes, net of issuance costs	—	945
Repurchase of OP Units	(250)	(281)
Distributions to common stockholders	(48)	(66)
Distributions to noncontrolling interest holders	(4,649)	(5,665)
Other financing activities	(3)	177
Net cash provided by financing activities	1,323	19,590
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,324)	12,243
Cash, cash equivalents, and restricted cash at the beginning of period (1) (2)	57,003	52,695
Cash, cash equivalents, and restricted cash at the end of period	$49,679	$64,938

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$29,484	$54,687
Restricted cash	20,195	10,251
Total cash, cash equivalents and restricted cash	$49,679	$64,938

(1) As of January 1, 2021, our cash and cash equivalents balance was $36,359 and our restricted cash balance was $20,644.
(2) As of January 1, 2020, our cash and cash equivalents balance was $44,568 and our restricted cash balance was $8,127.
See accompanying notes.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements
(Amounts in Thousands, Except Property, Share and Unit Data)

March 31, 2021

1. Organization and Business
Cottonwood Residential II, Inc. (“CRII”) is a Maryland real estate investment trust (“REIT”) dedicated to acquiring, developing, managing and investing in multifamily apartment properties located throughout the United States. Cottonwood Residential O.P., L.P. is our Operating Partnership and together with its subsidiaries holds the Company's real estate interests and conducts the ongoing operations of the Company. CRII is the general partner, and owns interests in, our Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes CRII, our Operating Partnership and its subsidiaries, unless the context indicates otherwise.
At March 31, 2021, we held controlling and noncontrolling investments in 28 multifamily apartment properties representing approximately 8,200 apartment units and managed 20 properties for third parties, bringing the total number of properties which we owned interests in or managed to 48, representing approximately 14,000 units located in 13 states. This number includes structured investment interests in two properties as well as investments in four development projects.

We perform advisory services for Cottonwood Multifamily REIT I, Inc. ("CMRI"), Cottonwood Multifamily REIT II, Inc. ("CMRII") and Cottonwood Communities, Inc. ("CCI"). These are separate sponsored real estate programs that we have joint ventured with and have small ownership interests in. We own 50.005% of Cottonwood Communities Advisors, LLC (the "Advisor"), with the remaining being owned by our senior executives. We also invested $2,000 of promotional interests in CMRI, CMRII and CCI in an entity and receive a 5% cumulative but not compounded return on this contribution. Executives are entitled to receive a percentage membership interest in this entity should certain performance thresholds be met. In such case, our percentage interest will be reduced.

2. Basis of Presentation and Principles of Consolidation
We are a private company. The interim condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and, with few exceptions, prepared in a similar manner to those of public companies subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. These interim condensed consolidated financial statements, including the notes thereto, are unaudited and exclude some of the disclosures required in audited financial statements. The consolidated balance sheet as of December 31, 2020 has been derived from our audited financial statements as of that date, but does not include all of the information and footnotes required by GAAP for complete financial statements.
The accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the period ending December 31, 2020. The interim condensed consolidated financial statements have not been reviewed by our independent auditors.
In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with GAAP.

Merger with CCI

In March 2021, the holders of Common Limited OP Units voted in favor of merging CRII with CCI (the "CRII Company Merger") and our Operating Partnership with Cottonwood Communities's Operating Partnership ("CCOP") (the “CROP Merger,” and together with the CRII Company Merger, the "CRII Merger") in a stock-for-stock and unit-for-unit transaction. The exchange ratio was 2.015 of CCI shares and units for one of ours. As a result of these mergers, the separate existence of CRII and CCOP will cease and our Operating Partnership will survive as the new operating partnership of CCI. The CRII Merger closed on May 7, 2021 and is further described in Note 11.

As a result, much of the historical information regarding our structure and agreements presented in this Note 2 and throughout the rest of these notes to the condensed consolidated financial statements has materially changed as a result of the CRII Merger, but did apply as of March 31, 2021.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
Revenue Recognition

We lease our multifamily residential units with rents generally due on a monthly basis. Terms are one year or less, renewable upon consent of both parties on an annual or monthly basis. Rental and other property revenues is recognized in accordance with Accounting Standards Codification ("ASC") No. 842, Leases ("Topic 842"). Rental and other property revenues represented approximately 82% of our total revenue for the three months ended March 31, 2021.

Our non-lease related revenue consists of income earned from our property management, development, and advisory services. Property management and development revenue is derived primarily from our property management services, development and construction work, and internet services. Advisory services revenue is derived from services provided to our sponsored REITs and based on a percent of gross asset value, as defined in the advisory services agreements.

Non-lease revenues are recognized in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers ("Topic 606") ("ASU 2014-09"), as subsequently amended. We adopted this standard on January 1, 2020 using the modified retrospective approach. The guidance requires that revenue (outside of the scope of Topic 842) is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. The adoption of this ASU did not have a material impact on our condensed consolidated financial statements or our accounting policies and did not result in an opening adjustment to retained earnings.

Leases

On January 1, 2020, we adopted Topic 842 using the modified retrospective transition approach. This standard established new principles, presentation and disclosure requirements for lease accounting for both the lessee and lessor. Under the new standard, lessors generally account for leases in a similar manner as previous lease accounting guidance. Lessees recognize a lease obligation liability and a right-of-use asset for all leases with terms of more than twelve months, and record lease expense in a similar manner to past practice.

The adoption of the new lease standard did not result in a significant change in the accounting for our rental revenues. We have elected the practical expedient to account for separate lease and non-lease components as a single lease component and report as one line item, “Rental and other property revenues”.

3. Real Estate Assets
The following table summarizes the carrying amounts of our consolidated real estate assets:

	March 31, 2021	December 31, 2020
Land	$121,029	$121,029
Construction in progress (1)	193,838	168,835
Depreciable property:
Buildings and improvement	624,671	624,671
Furniture, fixtures, and equipment	30,957	30,116
Intangible assets	17,976	17,976
	988,471	962,627
Less: Accumulated depreciation and amortization	(145,858)	(139,058)
Real estate assets, net	$842,613	$823,569

(1) Includes construction in progress for our development projects and capitalized costs for improvements not yet placed in service at our stabilized properties.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
4. Investments in Unconsolidated Real Estate Entities
Stabilized Properties

Our equity method investments consisted of the following:

Property	% Owned	March 31, 2021	December 31, 2020
Stabilized Assets
3800 Main	50.0%	$5,918	$6,152
Cottonwood Bayview	71.0%	20,821	21,127
Cottonwood Ridgeview	90.5%	3,043	3,086
Fox Point	52.8%	5,519	5,428
Toscana at Valley Ridge	58.6%	—	3,689
Development Project
Melrose Phase II		4,175	4,175
Other		1,056	1,066
Total		$40,532	$44,723

Toscana at Valley Ridge was refinanced on February 1, 2021. We recognized a $2,689 gain on the condensed consolidated statement of operations related to the amount of distributions received from the refinance that exceeded the equity method balance for that property.

Other Projects and Investments

For the three months ended March 31, 2021, we had equity method investments a development project and other real estate related investments. These investments have various capital commitments, promotes and preferred returns as outlined in their respective governing documents.

5. Transactions with Related Parties
Related Party Notes

Our Operating Partnership has outstanding notes to senior executives. These notes were created under an executive compensation plan whereby the Operating Partnership could lend money to senior executives so they could purchase interests in Cottonwood Communities Advisor. The loans cover the senior executives' equity investment and additional capital commitments, if necessary, for their acquired interests. Half of the loans are nonrecourse and secured by the executive’s interest in the respective entity, the other half are recourse and secured by certain collateral. Nonrecourse loans cannot exceed 50% of the applicable executive’s investment in the applicable entity. The nonrecourse loans and recourse loans bear interest at a rate of 5.75% and 4.75%, respectively.

The Advisor has also issued a $2,000 unsecured revolving note to CMRI and a $2,600 unsecured revolving note to CMRII that bear interest of 6% per annum and mature on June 30, 2021. Effective January 1, 2021, the Advisor assigned these notes to CROP. These sponsored REITs may draw on this note as needs required.

The following table summarized the related party notes as described above:

Lender	Debtor	Investment Type	March 31, 2021
Operating Partnership	Senior Executives	Cottonwood Communities Advisor	$6,457
Operating Partnership	Cottonwood Multifamily REIT I, Inc.	Sponsored REIT	1,465
Operating Partnership	Cottonwood Multifamily REIT II, Inc.	Sponsored REIT	2,005
			$9,927

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
Related Party Receivables

As of March 31, 2021, we had receivables of $874 from entities for which we sponsor, manage or have an affiliation with. These receivables are generally short term in nature and cover operating and other obligations on behalf of these entities.

Other Transactions with Related Parties

We own a de minimis number of shares in CMRI, CMRII, CCI and Cottonwood Multifamily Opportunity Fund. We receive asset management fees from these funds. We received $1,534 and $1,002 of asset management fees from these funds for the three months ended March 31, 2021 and 2020, respectively.

6. Debt

Mortgage Notes
Our mortgage notes are summarized as follows:

	March 31, 2021	December 31, 2020
Fixed rate mortgage notes	$193,032	$193,032
Variable rate mortgage notes	440,813	440,813
Total mortgage notes	633,845	633,845
Debt financing costs	(5,822)	(5,803)
Mortgage notes, net	$628,023	$628,042

Each mortgage note is collateralized or cross-collateralized by real estate. The mortgage notes outstanding at March 31, 2021 mature at various dates from 2022 through 2030, with a weighted average remaining term of approximately 6.1 years. The weighted average interest rate of our fixed rate mortgage notes was 4.03% at March 31, 2021 and December 31, 2020, respectively. The weighted average interest rate of our variable rate mortgage notes was 2.83% and 2.57% at March 31, 2021 and December 31, 2020, respectively.

Principal payments on mortgage notes for years subsequent to March 31, 2021 are as follows:

Year	Total
2021	$1,371
2022	17,187
2023	83,465
2024	140,383
2025	4,135
Thereafter	387,304
$633,845

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
Construction Loans, Net
In 2020, we began drawing on construction loan facilities for two development projects. Information on those construction loans are as follows:

				Amount Drawn as of
Development	Interest Rate	Final Expiration Date	Loan Amount	March 31, 2021	December 31, 2020
Sugarmont	3.50%	October 1, 2022	$63,250	$41,646	$41,646
Park Ave	Daily Libor + 1.9%	May 15, 2023	37,000	12,009	8,361
Broadway	Daily Libor + 1.9%	May 15, 2024	44,625	2,854	—
			$144,875	$56,509	$50,007
Unsecured Promissory Notes, Net
Our Operating Partnership has issued notes to foreign investors outside of the United States. These notes are unsecured and subordinate to all debt of the Operating Partnership. Each note has two 1-year extension options during which the interest rate will increase 0.25% each additional period.
Information on the foreign notes are as follows:

	Offering Size	Interest Rate	Maturity Date	March 31, 2021	December 31, 2020
2017 6.25% Notes	$5,000	6.25%	December 31, 2021	$5,000	$5,000
2017 6% Notes	35,000	6.00%	December 31, 2022	20,918	20,918
2019 6% Notes	25,000	6.00%	December 31, 2023	22,725	22,725
Unamortized debt financing costs				(1,782)	(2,001)
	$65,000			$46,861	$46,642

7. Preferred Stock
Our Series 2016 Preferred Stock and Series 2017 Preferred Stock receive a fixed preferred dividend based on a cumulative, but not compounded, annual return, have a fixed redemption date and are classified as liabilities on the consolidated balance sheets. We have the option to extend redemption of the Series 2016 Preferred Stock for one year and the Series 2017 Preferred Stock for two 1-year extension periods, all subject to an increase in the preferred dividend rate. We can also redeem the preferred stock early for cash plus all accrued and unpaid dividends. Dividends to preferred stockholders are classified as interest expense on the consolidated statement of operations.
Information on our preferred stock is as follows:

				Shares Outstanding at
	Dividend Rate	Extension Dividend Rate	Redemption Date	March 31, 2021	December 31, 2020
Series 2016 Preferred Stock	6.5%	7.0%	January 31, 2022	14,149,943	14,149,943
Series 2017 Preferred Stock	7.5%	8.0%	January 31, 2022	258,550	258,550

Series 2016 Preferred Stock and Series 2017 Preferred Stock have priority over common stock. Series 2016 Preferred Stock has a priority that is equal to Series 2017 Preferred Stock, except with respect to the earlier redemption date.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
8. Stockholders' Equity
The Company's authorized and outstanding shares are summarized below:

		Shares Outstanding at
Class	Shares Authorized	March 31, 2021	December 31, 2020
Common Stock Total	1,100,000,000	213,484	213,484
Voting Common Stock	50	50	50
Non-Voting Common Stock	2,000,000	213,434	213,434

The 50 shares of voting common stock are indirectly owned by senior executives of the Company.

9. Noncontrolling Interests
Noncontrolling Interests - Limited Partners
Common Limited OP Units and LTIP Units are Operating Partnership units not owned by CRII and collectively referred to as “Noncontrolling Interests – Limited Partners” on the consolidated balance sheets and consolidated statement of operations.
Common Limited OP Units - Common Limited OP Units share in the profits, losses and cash distributions of the Operating Partnership as defined in the partnership agreement, subject to certain special allocations.
LTIP Units - Certain executives and key employees receive Time-Based LTIP Unit Awards (“Time Awards”) and Performance-Based LTIP Unit Awards (“Performance Awards”), together “LTIP Units”, as a form of share based compensation. LTIP Units are partnership interests in the Operating Partnership constituting profits interests and have no voting rights in the Company.
Vesting of Time Awards is based on continued service. Vesting of Performance Awards is based on internal rate of return hurdles over a specified period. Time Awards receive the same distributions on a per unit basis as holders of OP Units. During the performance period the Performance Awards receive 10% of distributions on a per unit basis as holders of OP Units. At the end of the performance period additional LTIP Units are issued to cover unpaid distributions on actual LTIP Units earned.
Vested awards that receive the requisite allocation of book income through the operation of tax rules automatically convert into OP Units on a one-for-one basis and may in turn be converted into shares of Common Stock of CRII upon certain events.
As of March 31, 2021, there were 409,567 unvested Time Awards and 365,193 unvested Performance Awards outstanding. Share based compensation was $879 and $745 for the three months ended March 31, 2021 and 2020, respectively.
Noncontrolling Interests - Partially Owned Entities
As of March 31, 2021, noncontrolling interests in partially owned entities held ownership interests in entities ranging from 1% to 91%, with the average being 50%.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
10. Commitments and Contingencies
Legal Proceedings

We are subject to a variety of legal actions for personal injury, property damage, or other matters arising in the ordinary course of its business, most of which are covered by liability insurance. Various claims of employment and resident discrimination are also periodically brought, most of which also are covered by insurance. While the resolution of these matters cannot be predicted with certainty, we believe the final outcome of such legal proceedings and claims will not have a material adverse effect on our liquidity, financial position or results of operations.
Environmental
As an owner of real estate, we are subject to various federal, state and local environmental laws. Compliance with existing laws has not had a material adverse effect on us. However, we cannot predict the impact of new or changed laws or regulations on our properties or on properties that we may acquire in the future.

11. Subsequent Events
We had the following activity subsequent to March 31, 2021:
Merger with CCI and Cottonwood Communities O.P., LP
On May 7, 2021, we merged with CCI (the "CRII Company Merger"), and our Operating Partnership merged with Cottonwood Communities Operating Partnership (“CCOP”) (the “CROP Merger,” and together with the CRII Company Merger, the "CRII Merger") through a stock-for-stock and unit-for-unit transaction provided for pursuant to an Agreement and Plan of Merger dated January 26, 2021 by and among CRII and our Operating Partnership, CCI, CCOP, and Cottonwood Communities GP Subsidiary, LLC ("Merger Sub").

At the effective time of the CRII Merger, each issued and outstanding share of our common stock (the “CRII Common Stock”) converted into 2.015 shares of shares of CCI Class A common stock, each issued and outstanding share of our Series 2016 preferred stock converted into one share of CCI's newly designated Series 2016 preferred stock, and each issued and outstanding share of our Series 2017 preferred stock converted into one share of CCI's newly designated Series 2017 preferred stock.

At the effective time of the CROP Merger, each participating partnership unit of our Operating Partnership (i.e., all partnership units other than preferred units) issued and outstanding immediately prior to the CROP Merger split into 2.015 participating partnership units (the “CROP Unit Split”), whereupon (i) each issued and outstanding Series 2019 preferred unit of CCOP ("CCOP Series 2019 Preferred Stock") converted into one Series 2019 preferred unit of our Operating Partnership, the terms of which mirrored the CCOP Series 2019 Preferred Stock, (ii) each issued and outstanding LTIP Unit of CCOP (the “CCOP LTIP Units”) was converted into the right to receive one LTIP Unit of our Operating Partnership, the terms and conditions of which mirrored the CCOP LTIP Units, (iii) each issued and outstanding Special LTIP Unit of CCOP (the “CCOP Special LTIP Units”) converted into the right to receive one Special LTIP Unit of our Operating Partnership, the terms and conditions of which mirrored the CCOP Special LTIP Units, and (iv) except as set forth above, each issued and outstanding general partner unit of CCOP and CCOP Common Unit converted into the right to receive one common limited partner unit of our Operating Partnership (“CROP Common Unit”). After giving effect to the CROP Unit Split, each of our Operating Partnership's Common Units, general partner units and LTIP units issued and outstanding immediately prior to the effective time of the CROP Merger remained outstanding, and each of our Operating Partnership's preferred units issued and outstanding immediately prior to the effective time of the CROP Merger remained outstanding and continues to be held by the Merger Sub.

Upon consummation of the CRII Merger, the separate existence of CRII and CCOP ceased. The CRII Merger was intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
Sale of Timber Ridge
On April 13, 2021, Timber Ridge was sold for $33,350. We received proceeds of $4,434 related to our investment in the property.

Cottonwood Residential II, Inc.
Notes to Condensed Consolidated Financial Statements - (Continued)
(Amounts in Thousands, Except Property, Share and Unit Data)
Sugarmont

Sugarmont is a development in Salt Lake City, UT that we invested in through a joint venture (the "Sugarmont JV") with a third-party developer (the "Sugarmont JV Partner"). The project commenced in July 2016. Due to continued delays, Sugarmont JV terminated the initial general contractor and engaged a replacement general contractor in 2019.

On April 19, 2021, we entered into a settlement agreement and release (the "Settlement Agreement") with the Sugarmont JV Partner where we acquired all but one percent of the Sugarmont JV Partner's interest in the project for $4,950. The one percent interest owned by the Sugarmont JV Partner retained limited rights, including the right to control on behalf of Sugarmont JV the prosecution and resolutions of all litigation, claims, or causes of action that Sugarmont JV has or may have against certain third parties associated with the design and construction of Sugarmont ("Third-Party Claims"), as well as the obligation to defend any cross-claims resulting from these actions ("Third-Party Cross Claims"). The Sugarmont JV Partner will be responsible for payment of all upfront legal costs and expenses but will be reimbursed to the extent there are sufficient proceeds recovered through the pursuit of the Third-Party Claims. Proceeds from any settlement of these claims will be split 70% to the Sugarmont JV Partner and 30% to us, after the payment of Third-Party Cross Claims, legal fees and other expenses as outlined in the Settlement Agreement. As a result of the settlement, all lawsuits and disputes between us and the Sugarmont JV Partner were settled and we were confirmed as the sole manager of Sugarmont JV. We have the right to purchase the Sugarmont JV Partner's remaining one percent interest upon the settlement or final resolution of all Third-Party Claims or Third-Party Cross Claims.